Geospatial 8-K

EXHIBIT 99.1
News Release

Geospatial Holdings Sells Assets of New Mexico Subsidiary

                  PITTSBURGH, March 11, 2011 -- Geospatial Holdings, Inc. (OTCBB: GSPH) today announced that it has sold the operating assets and business of its wholly-owned subsidiary, Utility Services and Consulting Corporation (“USCC”) to USIC Locating Services, Inc. USCC operated primarily in the State of New Mexico and utilized approximately 40 field crews to locate sections of underground cables and pipelines on an “as-needed” basis prior to third party excavation projects.

Mark A. Smith, Geospatial’s CEO stated, “This transaction allows Geospatial to focus on its core business of utilizing technologies to acquire and manage critical infrastructure data via proprietary geospatial information systems.”

About Geospatial Holdings, Inc.

Geospatial Holdings, Inc. utilizes various technologies to determine the accurate location and position of underground pipelines, conduits and other underground infrastructure data allowing Geospatial to create accurate (3D) three-dimensional digital maps and models of all underground infrastructure. Our website is www.GeospatialHoldings.com.

GeoUnderground, the company's powerful (GIS) geographic information system database enables users to view and utilize this 3D pipeline mapping information securely from any desktop or via a standard browser. GeoUnderground seamlessly integrates with all known technologies gathering above-ground geo-referenced digital information and all standard GIS databases.

Licensed users, for the first time, have available to them a suite of technologies allowing them to collect data and create highly accurate 3D maps and models of both above-ground and below-ground infrastructure and view and share this invaluable information in a secure manner with their peers and associates anywhere in the world through a conventional browser via the internet.

Geospatial provides various data acquisition technologies which accurately locate and map underground and above ground infrastructure assets such as pipelines and surface features via its GeoUnderground web-based portal.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K. for the year ended December 31, 2009 and in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Report on Form 8-K filed with the Commission. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, we do not assume a duty to update forward-looking statements whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

SOURCE: Geospatial Holdings, Inc.

Geospatial Holdings, Inc.
Mark A. Smith – Chairman & CEO
Voice: 724-353-3400
Email: msmith@geospatialcorporation.com